Registration No. 333-__________

As filed with the Securities and Exchange Commission on May 26, 1998

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                      SHOPKO STORES, INC.
       (Exact Name of Registrant as Specified in Charter)

            Wisconsin                        41-0985054
    (State of Incorporation)   (I.R.S. Employer Identification No.)

             700 Pilgrim Way
          Green Bay, Wisconsin                    54307-9060
(Address of Principal Executive Offices)          (Zip Code)
                   ____________________________________

              SHOPKO STORES, INC. 1998 STOCK INCENTIVE PLAN
         SHOPKO STORES, INC. PROFIT SHARING AND SUPER SAVER PLAN
                   ____________________________________

                            Richard D. Schepp
                             General Counsel
                           ShopKo Stores, Inc.
                             700 Pilgrim Way
                      Green Bay, Wisconsin 54307-9060
                             (920) 497-2211
        (Name, address and telephone number, including area code,
                          of agent for service)

                              With copies to:
                           Randall J. Erickson
                           Godfrey & Kahn, S.C.
                          780 North Water Street
                        Milwaukee, Wisconsin  53202

                     CALCULATION  OF REGISTRATION  FEE
                           Proposed      Proposed
 Title of    Amount to     Maximum       Maximum      Amount of
Securities       be        Offering      Aggregate   Registration
   to be     Registered    Price Per     Offering       Fee (2)
Registered                 Unit (2)      Price (2)
    (1)
--------------------------------------------------------------------
Common
Stock, $.01  3,000,000     $34.74     $104,220,000   $30,744.90
par value

Preferred
Share        3,000,000       (3)           (3)           (3)
Purchase
Rights

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Profit Sharing and Super Saver Plan described herein.

(2)  Registration fee calculated pursuant to Rule
     457(c) under the Securities Act of 1933. The registration fee is based on the average of the high and low price of a share of ShopKo Stores, Inc. Common Stock on May 21, 1998 on the New York
     Stock Exchange as reported in the Midwest Edition of The Wall Street Journal.

(3) One Preferred Share Purchase Right is attached to and issued with each share of Common Stock. The value of the Preferred Share Purchase Right is reflected in the Common Stock.

                           PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The following documents are incorporated by reference in this Registration Statement:

           (a)   The Registrant's Transition Report  on
     Form  10-K for the transition period from February
     23, 1997 to January 31, 1998.

           (b)   The ShopKo Stores, Inc. Profit Sharing
     and Super Saver Plan's Annual Report on Form 11-K for the year (52 weeks) ended February 22, 1997.

           (c)   The  description of  the  Registrant's
     Common   Stock   and   the  description   of   the
     Registrant's   Preferred  Share  Purchase   Rights
     contained   in   the   Registrant's   Registration
     Statements  filed  by  the  Registrant  with   the
     Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act"), and any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant or the Registrant's Profit Sharing and Super Saver Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

       Section   180.0851  of  the  Wisconsin  Business
Corporation Law (the "WBCL") requires a corporation  to
indemnify  a  director or officer, to the  extent  such
person is successful on the merits or otherwise in  the
defense  of  a proceeding, for all reasonable  expenses
incurred in the proceeding, if such person was a  party
to  such proceeding because he or she was a director or
officer  of the corporation.  In cases where a director
or officer is not successful on the merits or otherwise
in  the  defense  of  a proceeding,  a  corporation  is
required  to  indemnify a director or  officer  against
liability  incurred by the director  or  officer  in  a
proceeding  if  such  person  was  a  party   to   such
proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

     Section 180.0858 of the WBCL provides that subject
to  certain  limitations, the mandatory indemnification
provisions  do  not  preclude any additional  right  to
indemnification  or  allowance  of  expenses   that   a
director  or  officer  may have under  a  corporation's
articles   of  incorporation  or  by-laws,  a   written
agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

      Unless  otherwise  provided in  the  articles  of
incorporation  or  by-laws,  or  by  written  agreement
between the director or officer and the corporation, an
officer of director seeking indemnification is entitled
to  indemnification if approved in any of the following
manners  as specified in Section 180.0855 of the  WBCL:
(i)  by majority vote of a disinterested quorum of  the
board  of  directors,  or if such disinterested  quorum
cannot  be  obtained, by a majority vote of a committee
of   two  or  more  disinterested  directors;  (ii)  by
independent  legal  counsel  chosen  by  a  quorum   of
disinterested directors or its committee (or if  unable
to  obtain  such a quorum or committee, by  a  majority
vote  of the full board of directors); (iii) by a panel
of  three  arbitrators (one of which  is  chosen  by  a
quorum of disinterested directors); (iv) by the vote of
the  shareholders; (v) by a court; or (vi) by any other
method   provided  for  in  any  additional  right   of
indemnification permitted in Section 180.0858 of the WBCL.

      Reasonable  expenses incurred by  a  director  or
officer  who  is  a  party  to  a  proceeding  may   be
reimbursed  by  a  corporation,  pursuant  to   Section
180.0853  of the WBCL, at such time as the director  or
officer   furnishes  to  the  corporation   a   written
affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties; and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required or that indemnification is not ordered by a court.

      Section 180.0859 of the WBCL provides that it  is
the  public policy of the State of Wisconsin to require
or  permit  indemnification, allowance of expenses  and
insurance  to  the extent required or  permitted  under
Sections  180.0850  to 180.0858 of  the  WBCL  for  any
liability  incurred in connection with  any  proceeding
involving   a  federal  or  state  statute,   rule   or
regulation regulating the offer, sale or purchase of securities.

      As  permitted by Section 180.0858, the Registrant
has  adopted indemnification provisions in its  By-laws
which   closely  track  the  statutory  indemnification
provisions  of  the WBCL with certain  exceptions.   In
particular,  Article  VII of the Registrant's  By-laws,
among  other  items, provides that  (i)  an  individual
shall  be indemnified unless it is determined by  final
judicial adjudication that such individual breached  or
failed  to perform a duty such individual owed  to  the
Registrant   and  (ii)  payment  or  reimbursement   of
expenses, subject to certain limitations, will be mandatory rather than permissive. The Registrant has purchased directors' and officers' liability insurance which insures the Registrant's officers and directors against certain liabilities which may arise under the Securities Act.

      The Company's predecessor corporation had entered
into  Indemnification  Agreements  with  each  of   its
directors, and the Company currently intends  to  enter
into  an  Indemnification Agreement with  each  of  its
directors.   The Company may in the future  enter  into
Indemnification Agreements with each of  its  executive
officers.   The following description is of  the  terms
the  Company  expects  to  be  contained  in  any  such
agreements.    Each  Indemnification   Agreement   will
provide, as a contractual obligation, that the  Company
will indemnify and advance expenses to the director  or
executive officer to the maximum extent permitted under
Subchapter VIII of the WBCL and Article VII of the  By-
laws  as  in  effect on the date of the Indemnification
Agreement.    Each   Indemnification  Agreement   shall
further  provide that the Company waives all rights  to
refuse  indemnification or withhold payment of  amounts
for   which  the  director  or  executive  officer   is
indemnified  thereunder,  agrees  not  to   amend   its
Articles  of  Incorporation or  By-laws  to  reduce  or
eliminate the right to indemnification or advances, and
agrees  to  maintain directors' and officers' liability
insurance   for  the  benefit  of  its  directors   and
executive  officers.  To the extent  the  WBCL  or  the
Company's  Articles  of Incorporation  or  By-laws  are
amended  to provide greater indemnification  rights  or
benefits  to  directors  or  executive  officers,  each
Indemnification  Agreement  shall  provide   that   the
director or executive officer shall be entitled to such greater rights and benefits immediately upon such amendment.

Item 8.  Exhibits

          5      Opinion   of  Godfrey  &  Kahn,   S.C.
          regarding legality of the Common Stock being registered.

          10.1 ShopKo Stores, Inc. 1998 Stock Incentive
          Plan,   incorporated  by  reference  to   the
          Registrant's  Proxy Statement  for  its  1998
          Annual Meeting of Shareholders.

          10.2  ShopKo Stores, Inc. Profit Sharing  and
          Super   Saver  Plan  Trust  Agreement   (1989
          Restatement), as amended, incorporated by reference to the Registrants' Registration
          Statement on Form S-1 (Registration  No.  33-
          42283).

          10.3  First and second amendments  to  ShopKo
          Stores,  Inc. Profit Sharing and Super  Saver
          Plan   Trust   Agreement,   incorporated   by
          reference to the Registrant's Annual Report on Form 10-K for the year (52 weeks) ended
          February 27, 1993.

          23.1 Consent of Deloitte & Touche LLP.

          23.3   Consent  of  Godfrey  &   Kahn,   S.C.
          (included in Exhibit 5).

          24    Powers of Attorney for Directors of the
          Registrant.

Item 9.  Undertakings

     The Registrant hereby undertakes:

           (1)   To  file, during any period  in  which
     offers  or  sales are being made, a post-effective
     amendment   to  this  Registration  Statement   to
     include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement.

          (2)  That, for the purpose of determining any
     liability  under the Securities Act of  1933  (the
     "Securities   Act"),   each  such   post-effective
     amendment shall be deemed to be a new registration
     statement  relating  to  the  securities   offered
     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  To remove from registration by means of
     a  post-effective amendment any of the  securities
     being  registered  which  remain  unsold  at   the
     termination of the offering.

           (4)   That,  for the purposes of determining
     any  liability  under  the  Securities  Act,  each
     filing  of the Registrant's annual report pursuant
     to  Section 13(a) or Section 15(d) of the Exchange
     Act  (and,  where applicable, each  filing  of  an
     employee benefit plan's annual report pursuant  to
     Section  15(d)  of  the  Exchange  Act)  that   is
     incorporated  by  reference  in  the  Registration
     Statement shall be deemed to be a new registration
     statement  relating  to  the  securities   offered
     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5)    Insofar   as   indemnification   for
     liabilities arising under the Securities  Act  may
     be    permitted   to   directors,   officers   and
     controlling persons of the Registrant pursuant  to
     the   foregoing  provisions,  or  otherwise,   the
     Registrant has been advised that in the opinion of
     the   Securities  and  Exchange  Commission   such
     indemnification  is  against  public   policy   as
     expressed in the Securities Act and is, therefore,
     unenforceable.   In the event  that  a  claim  for
     indemnification  against such  liabilities  (other
     than  the  payment by the Registrant  of  expenses
     incurred  or  paid  by  a  director,  officer   or
     controlling  person  of  the  Registrant  in   the
     successful   defense  of  any  action,   suit   or
     proceeding) is asserted by such director,  officer
     or  controlling  person  in  connection  with  the
     securities being registered, the Registrant  will,
     unless  in  the opinion of its counsel the  matter
     has  been settled by controlling precedent, submit
     to   a  court  of  appropriate  jurisdiction   the
     question  whether such indemnification  by  it  is
     against   public  policy  as  expressed   in   the
     Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,  the  Registrant  certifies  that   it   has
reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on May 22, 1998.

                              SHOPKO STORES, INC.


                              By:           *
                                 --------------------------
                                 Dale  P.  Kramer, Chairman,
                                 President and Chief Executive
                                 Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

             Signature                            Title
Date

             *                 President, (Principal       May 22, 1998
------------------------       Executive Officer)
Dale P. Kramer                 and a Director

            *                  Executive Vice President    May 22, 1998
------------------------       and a Director
William J. Podany

/s/   Jeffrey   A.  Jones      Senior Vice President        May 22, 1998
--------------------------     (Chief Financial Officer)
Jeffrey  A. Jones

/s/  Jeffrey  R.  Simons       Chief  Accounting Officer    May 22, 1998
--------------------------
Jeffrey R. Simons

           *                   Vice Chairman and Director   May 22, 1998
--------------------------
William J. Tyrrell

           *                   Director                     May 22, 1998
--------------------------
Jack W. Eugster

           *                   Director                     May 22, 1998
--------------------------
Jeffrey C. Girard

           *                   Director                     May 22, 1998
--------------------------
James L. Reinertsen, M.D.

           *                   Director                     May 22, 1998
--------------------------
Stephen E. Watson


* By: /s/ Richard D. Schepp
     ------------------------
     Richard D. Schepp
     Attorney-in-Fact pursuant to authority granted by
     Powers of Attorney filed herewith as Exhibit 24.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Shopko Stores, Inc. Profit Sharing and Super
Saver Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on May 22, 1998.


                       PROFIT SHARING AND SUPER SAVER PLAN

                       By:  /s/ Jeffrey A. Jones
                            ----------------------------
                            Jeffrey A. Jones
                            Shopko Stores, Inc. Profit
                            Sharing and Super Saver Plan
                            Retirement Committee Member

Item 8.  Exhibits

          5      Opinion   of  Godfrey  &  Kahn,   S.C.
          regarding legality of the Common Stock being registered.

          10.1 ShopKo Stores, Inc. 1998 Stock Incentive
          Plan,   incorporated  by  reference  to   the
          Registrant's  Proxy Statement  for  its  1998
          Annual Meeting of Shareholders.

          10.2  ShopKo Stores, Inc. Profit Sharing  and
          Super   Saver  Plan  Trust  Agreement   (1989
          Restatement), as amended, incorporated by reference to the Registrants' Registration
          Statement on Form S-1 (Registration  No.  33-
          42283).

          10.3  First and second amendments  to  ShopKo
          Stores,  Inc. Profit Sharing and Super  Saver
          Plan   Trust   Agreement,   incorporated   by
          reference to the Registrant's Annual Report on Form 10-K for the year (52 weeks) ended
          February 27, 1993.

          23.1 Consent of Deloitte & Touche LLP.

          23.2   Consent  of  Godfrey  &   Kahn,   S.C.
          (included in Exhibit 5).

          24    Powers of Attorney for Directors of the
          Registrant.